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                                                                EXHIBIT 3.15(ii)





                            AMENDED & RESTATED BYLAWS
                                       OF
                            URS CORPORATION SOUTHERN


                       (formerly: Greiner, Inc. Southern)















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                                     BYLAWS

                                       OF

                            GREINER ACQUISITION CORP.



                                    ARTICLE I

                                  Applicability

         Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.



                                   ARTICLE II

                                     Offices

         Section 1. Principal Executive Office. The location of the principal executive office of the Corporation is 11440 San Vicente Boulevard, Los Angeles, California 90049.



                                   ARTICLE III

                            Meetings of Shareholders

         Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors.

         Section 2. Annual Meetings. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.






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         Section 3. Special Meetings. (a) Special meetings of the shareholders may be called by a majority of the Board of Directors, the President or the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

         (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof which date shall be not less than 35 nor more than 60 days after receipt of the request, and (3) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the President, any Vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this article.

         Section 4. Notice of Annual, Special or Adjourned Meetings. (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (c) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted.

         (b) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         (c) Notice of any meeting of the shareholders or any report shall be given either personally or by first-class mail, postage prepaid, or other means of written communication, addressed to the shareholder at his address appearing on the books of the Corporation.

         Section 5. Record Date. (a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so








                                       2.
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fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

         Section 6. Quorum; Action at Meetings. (a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

         (b) If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by Law or the Articles of Incorporation.

         Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         Section 8. Validation of Defectively Called, Noticed or Held Meetings. The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be tiled with the corporate records or made a part of the minutes of the meeting.

         Section 9. Voting for Election of Directors. Every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.








                                       3.
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         Section 10. Action by Written Consent. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.



                                   ARTICLE IV

                                    Directors

         Section 1. Number of Directors. The authorized number of directors shall be three.

         Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.

         Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.

         Section 4. Vacancies. (a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director.

         (b) Vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

         (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         Section 5. Resignation. Any director may resign effective upon giving written notice to the President, the Secretary or the Board of Directors of the Corporation.









                                       4.
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                                    ARTICLE V

                       Meetings of the Board of Directors

         Section 1. Place of Meetings. Regular or special meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board.

         Section 2. Other Regular Meetings. Regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

         Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

         Section 4. Notice of Special Meetings. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.

         Section 5. Validation of Defectively Held Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof.

         Section 6. Quorum; Action at Meetings; Telephone Meetings. (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of








                                       5.
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business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

         (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

         Section 7. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action.



                                   ARTICLE VII

                                    Officers

         Section 1. Officers. The Corporation shall have as officers, a President, a Secretary and a Treasurer. The Treasurer is the chief financial officer of the Corporation. The Corporation may also have at the discretion of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

         Section 2. Election of Officers. The officers of the Corporation shall be chosen by the Board of Directors.







                                       6.
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         Section 3. Subordinate Officers, Etc. The Board of Directors may
appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

         Section 4. Removal and Resignation. (a) Any officer may be removed, either with or without cause, by the Board of Directors.

         (b) Any officer may resign at any time effective upon giving written notice to the President, any vice president or Secretary of the Corporation.

         Section 5. President. The President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

         Section 6. Vice President. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.







                                       7.
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         Section 7. Secretary. (a) The Secretary shall keep or cause to be kept the minute book, the share register and the seal, if any, of the Corporation.

         (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

         Section 8. Treasurer. The Treasurer shall keep, or cause to be kept, the books and records of account of the Corporation.



                                   ARTICLE VII

                               Records and Reports

         Section 1. Minute Book. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders or Board.

         Section 2. Share Register -- Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office a share register which shall contain the names of the shareholders and their addresses, the number of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         Section 3. Books and Records of Account. The Corporation shall keep or cause to be kept at its principal executive office a share register which shall contain the names of the shareholders and their addresses, the number of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.








                                       8.
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                                  ARTICLE VIII

                                  Miscellaneous

         Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         Section 2. Contracts, Etc. -- How Executed. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 3. Certificates of Stock. All certificates shall be signed in the name of the Corporation by the President and by the Secretary certifying the number of shares owned by the shareholder.

         Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require.

         Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.





                                       9.
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                                    ARTICLE X

                                   Amendments

         Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from a fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.













                                      10.
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                      WRITTEN CONSENT OF SOLE SHAREHOLDER
                     OF GREINER ENGINEERING SCIENCES, INC.


     The undersigned, being the sole Shareholder of Greiner Engineering Sciences, Inc., a California corporation, in accordance with Sections 210 and 307 of the California Corporation Code, hereby approves and adopts the following resolution:

     RESOLVED, that the Bylaws of Greiner Engineering Sciences, Inc. be amended to include the following Article as an addition:

                                   ARTICLE XI

              Practice of Civil Engineering in the State of Alaska

            The Corporation shall at all times maintain a currently registered civil engineer who shall be designated in responsible charge of all civil engineering performed by the Corporation in Alaska and shall have full authority with regard to all professional decisions and projects in the civil engineering field. Should the Corporation decide to perform electrical engineering and/or architectural work in the State of Alaska in the future, the Corporate Bylaws will be amended at that time to state that a registered engineer and/or architect will be maintained by the Corporation and designated in responsible charge for all professional work performed by the Corporation in their respective professional field and/or branch.

     Dated this 10th day of June, 1986.





                                                   /s/ FRANK T. CALLAHAN
                                                   ----------------------------
                                                   Frank T. Callahan, President
                                                   Greiner Engineering, Inc.


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                               UNANIMOUS CONSENT
                                       OF
                                SOLE STOCKHOLDER
                             GREINER, INC. SOUTHERN



          The undersigned, being the Sole Stockholder of Greiner, Inc. Southern, a California Corporation, hereby consents to the following actions of the corporation as if they had been taken at a duly noticed, scheduled and convened meeting held as of September 13, 1994.

          RESOLVED, that whereas the Sole Stockholder has previously adopted a written consent, dated April 15, 1981, which altered the Company's bylaws as an implied bylaw amendment and changed the number of directors, and the Sole Stockholder wishes to adopt the following amendment to the Corporation's bylaws to reflect the implied amendment, Article IV, Section 1 of the corporation's Bylaws is hereby deleted in its entirety, and replaced with the following:


                    Section 1. The authorized number of directors shall be at least three (3), but not more than ten (10).


          IN WITNESS WHEREOF, the undersigned has executed this written consent as of September 13, 1994.



                                                       GREINER ENGINEERING, INC.


                                                       By: /s/ FRANK T. CALLAHAN
                                                           ---------------------
                                                           Frank T. Callahan
                                                           Chairman and Chief
                                                           Executive Officer